       As filed with the Securities and Exchange Commission on May 3, 2000

                                                 Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933



                                THE TORO COMPANY
               (Exact name of issuer as specified in its charter)

               Delaware                                41-0580470
    (State or other jurisdiction                    (I.R.S. Employer
  of incorporation or organization)             Identification Number)

                            8111 Lyndale Avenue South
                          Bloomington, Minnesota 55420
               (Address of principal executive offices) (Zip Code)



                           TORO AUSTRALIA PTY LIMITED
                           GENERAL EMPLOYEE STOCK PLAN
                            (Full title of the plan)

                          J. Lawrence McIntyre, Esquire
                  Vice President, Secretary and General Counsel
                                The Toro Company
                            8111 Lyndale Avenue South
                          Bloomington, Minnesota 55420
                        Telephone number : (952) 888-8801
            (Name, address and telephone number of agent for service)


                                    Copy to:

                             Helen P. Starr, Esquire
                                Perkins Coie LLP
                           607 Fourteenth Street, N.W.
                             Washington, D.C. 20005

                         CALCULATION OF REGISTRATION FEE

  Title of                   Amount to               Proposed         Proposed          Amount of
securities to              be registered             maximum          maximum        registration fee
be registered                                        offering         aggregate
                                                     price per        offering
                                                     share            price
-----------------------------------------------------------------------------------------------------
Common Stock,              25,000 shares(b)          $30.625(c)       $765,625(c)          $203(d)
Par value $1.00 per
Share(a)
-----------------------------------------------------------------------------------------------------

(a) Each share of Common Stock includes one Preferred Share Purchase Right pursuant to the Rights Agreement dated May 20, 1998. Value attributable to such Rights, if any, is reflected in the market price of the Common Stock.
(b) An indeterminate number of shares will be issued from time to time to participants pursuant to the Plan.
(c) Estimated solely to calculate the registration fee, pursuant to Rule 457(c), on the basis of the average of the high and low prices reported in the consolidated reporting system on April 27, 2000, as reported on the New York Stock Exchange Composite Tape.
(d)   Restricted fee to be applied to account number 737758.

                                     PART I

         All information required by Part I to be contained in the prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

                           INCORPORATION BY REFERENCE

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The rules of the Securities and Exchange Commission allow the Registrant to "incorporate by reference" information into this Registration Statement. This means that the Registrant may disclose important information to you by referring you to another document.

         The following documents have been filed by the Registrant with the SEC and are incorporated by reference in this Registration Statement:

                  1. Registrant's Annual Report on Form 10-K for the fiscal year ended October 31, 1999 (File No. 1-8649).

                  2. Its Quarterly Report on Form 10-Q for the quarter ended January 28, 2000 (File No. 1-8649).

                  3. The descriptions of its Common Stock and Preferred Share Purchase Rights contained in its Registration Statements filed with the Commission pursuant to Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act"), including any amendment or report filed for the purpose of updating such descriptions (File No. 1-8649).

         All documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part of this Registration Statement from the date of filing of those documents. The information contained in such a document will automatically update and supersede any information previously incorporated by reference into this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         The Common Stock is registered under Section 12(b) of the Securities Exchange Act of 1934.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The opinion of counsel as to the legality of the securities being registered, which is Exhibit 5 to this Registration Statement, is rendered by J. Lawrence McIntyre, Vice President, Secretary and General Counsel to Registrant.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the General Corporation Law of the State of Delaware empowers a corporation incorporated under the statute to indemnify its directors, officers, employees and agents and its former directors, officers, employees and agents and those who serve in such capacities with another enterprise at the corporation's request against expenses (including attorneys' fees), as well as judgments, fines and settlements, actually and reasonably incurred by them in connection with any action, suit or proceeding in which they or any of them were or are made parties or are threatened to be made parties by reason of their serving or having served in such capacity. The power to indemnify exists only where such officer, director, employee or agent has acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, in the case of a criminal action, where such person had no reasonable cause to believe his conduct was unlawful. Unless a court determines to the contrary, a corporation has no power of indemnification in an action or suit by or in the right of the corporation, where such person has been adjudged liable to the corporation. Indemnification against expenses is mandatory to the extent a claim, issue or matter has been successfully defended. Indemnification and advancement of expenses are not deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or otherwise. A Delaware corporation also has the power to purchase and maintain insurance on behalf of any person it has the power to indemnify, whether or not indemnity against liability would be allowed under the statute.

         Section 2 of Article XI of the Registrant's Certificate of Incorporation mandates indemnification of a director or officer of Registrant or a person serving at the request of the Registrant as a director, officer, employee or agent of another entity to the fullest extent authorized by the Delaware General Corporation Law against expenses, liability and loss and authorizes the Board to express such rights in written contracts.

         Section 1 of Article XI of the Registrant's Certificate of the Incorporation provides, in accordance with Section 102(b)(7) of the Delaware General Corporation Law, for the elimination or limitation of the personal liability of a director to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director under certain circumstances.

         The Registrant also maintains liability insurance policies which provide for indemnification of a director or officer of Registrant or a person serving at the request of the Registrant as a director, officer, employee or agent of another entity against certain liabilities under certain circumstances.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.
         Not applicable.

ITEM 8.  EXHIBITS.

         The exhibits are listed in the exhibit index.

ITEM 9.  UNDERTAKINGS.

A.       Rule 415 offering.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) Filings incorporating subsequent Securities Exchange Act of 1934 documents by reference.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomington, State of Minnesota on the 3rd day of May, 2000.

                                       THE TORO COMPANY
                                       (Registrant)


                                    By: /s/ J. LAWRENCE MCINTYRE
                                        -------------------------------------
                                        J. Lawrence McIntyre, Vice President,
                                        Secretary and General Counsel


                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Kendrick B. Melrose, Stephen P. Wolfe and J. Lawrence McIntyre, or any one of them, each with power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and/or all subsequent amendments to this registration statement, and to file the same, or cause to be filed the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorney-in-fact and agent full power to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby approving and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                                           TITLE                              DATE

/s/ KENDRICK B. MELROSE                 Chairman, Chief Executive                   May 3, 2000
------------------------                Officer, President and Director
Kendrick B. Melrose                     (Principal Executive Officer)


/s/ STEPHEN P. WOLFE                    Vice President Finance                      May 3, 2000
------------------------                and Chief Financial Officer
Stephen P. Wolfe                        (Principal Financial Officer)


/s/ RANDY B. JAMES                      Vice President and Controller               May 3, 2000
------------------------                (Principal Accounting Officer)
Randy B. James


/s/ RONALD O. BAUKOL                    Director                                    May 3, 2000
------------------------
Ronald O. Baukol


/s/ ROBERT C. BUHRMASTER                Director                                    May 3, 2000
------------------------
Robert C. Buhrmaster


/s/ WINSLOW H. BUXTON                   Director                                    May 3, 2000
------------------------
Winslow H. Buxton


/s/ JANET K. COOPER                     Director                                    May 3, 2000
------------------------
Janet K. Cooper


/s/ KATHERINE J. HARLESS                Director                                    May 3, 2000
------------------------
Katherine J. Harless


/s/ ROBERT H. NASSAU                    Director                                    May 3, 2000
------------------------
Robert H. Nassau


/s/ DALE R. OLSETH                      Director                                    May 3, 2000
------------------------
Dale R. Olseth


/s/ CHRISTOPHER A. TWOMEY               Director                                    May 3, 2000
------------------------
Christopher A. Twomey


/s/ GREGG W. STEINHAFEL                 Director                                    May 3, 2000
------------------------
Gregg W. Steinhafel


/s/ EDWIN H. WINGATE                    Director                                    May 3, 2000
------------------------
Edwin H. Wingate

                                  EXHIBIT LIST

EXHIBIT
NUMBER   DESCRIPTION
4        Instruments defining the rights of security holders, including indentures

         4(a) Specimen form of Common Stock certificate (incorporated by reference to Exhibit 4(c) to Registrant's Registration
                  Statement on Form S-8, Registration No. 2-94417)

         4(b) Certificate of Incorporation of Registrant (incorporated by reference to Exhibit 4.2 to Registrant's Registration
                  Statement on Form S-3, Registration No. 33-16125)

         4(c)     Certificate of Amendment to Certificate of Incorporation dated
                  December 9, 1986 (incorporated by reference to Exhibit 3 to
                  Registrant's Quarterly Report on Form 10-Q for the quarter ended January 30, 1987, Commission File No. 1-8649)

         4(d) Certificate of Designation to Certificate of Incorporation dated May 28, 1998 (incorporated by reference to Exhibit
                  (c)(1) to Registrant's Current Report on Form 8-K dated May
                  27, 1998, Commission File No. 1-8649)

         4(e) Bylaws of Registrant, as amended (incorporated by reference to Exhibit 3(ii) and 4(d) to Registrant's Form 10-Q for the quarter ended April 30, 1999)

         4(f)     Rights Agreement dated as of May 20, 1998, between the
                  Registrant and Norwest Bank Minnesota National Association, relating to rights to purchase Series B Junior Participating
                  Voting Preferred Stock (incorporated by reference to Exhibit
                  (c)(1) to Registrant's Current Report on Form 8-K dated May
                  27, 1998, Commission File No. 1-8649).

         4(g)     Indenture dated as of January 31, 1997 between Registrant and
                  First National Trust Association, as Trustee, relating to
                  Registrant's 7.125% Notes due June 15, 2007 and its 7.80%
                  Debentures due June 15, 2027 (incorporated by reference
                  Exhibit 4(a) to Registrant's Current Report on Form 8-K for
                  June 24, 1997, Commission File No. 1-8649).

         5        Opinion of counsel regarding legality.

23(a)             Consent of KPMG LLP.

23(b)             Consent of counsel (contained in Exhibit 5).

24                Powers of Attorney (contained in signature page)